ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                         ALEC BRADLEY CIGAR CORPORATION
                         ------------------------------


                                 ARTICLE I-NAME
                                 --------------

         The name of the corporation is ALEC BRADLEY CIGAR CORPORATION.

                               ARTICLE II-PURPOSE
                               ------------------

         This corporation in organized for the purpose of transacting any and all lawful business.
                            ARTICLE III-CAPITAL STOCK
                            -------------------------

         The capital stock authorized, the par value thereof, and the class of such stock shall be as follows:

  NUMBER OF SHARES                    PAR VALUE             CLASS OF
     AUTHORIZED                       PER SHARE               STOCK
  ----------------                    ---------             --------

        100                             $5.00                Common

                          ARTICLE IV-PREEMPTIVE RIGHTS
                          ----------------------------

         Every shareholder, upon the sale for cash of any new stock of this corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his prorata share thereof (as nearly as many be done without issuance of fractional shares) at the price at which it is offered to others.
                  ARTICLE V-INITIAL PRINCIPAL OFFICE AND AGENT
                  --------------------------------------------

         The street address of the initial principal office of this corporation is 1300 Stirling Road, Building 8A, Dania, Florida 33004, and the name of the


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initial Registered Agent is MICHAEL J . BROOK, ESQ., whose address is 626 N.E.
124th Street, N. Miami, Florida 33161.


                      ARTICLE VI-INITIAL BOARD OF DIRECTORS
                      -------------------------------------

         This corporation shall have one (1) director(s) initially. The number of directors may be either increased or diminished from time to time by the Bylaws, but shall never be less than one (1). The name or name(s) and address(es) of the initial director(s) of this corporation is/are:

NAME(S)                             ADDRESS(ES)
-------                             -----------
ALAN RUBIN - President
1300 Stirling Road
Building 8A
Dania, Florida 33004

                           ARTICLE VII-INCORPORATOR(S)
                           ---------------------------

         The name(s) and address(es) of the person(s) signing these Articles is/are:

NAME(S)                             ADDRESS(ES)
-------                             -----------
ALAN RUBIN
1300 Stirling Road
Building 8A
Dania, Florida 33004

                               ARTICLE VIII-BYLAWS
                               -------------------

         The power to adopt, alter, amend or repeal Bylaws, shall be vested in the Board of Directors and Shareholders.

                           ARTICLE IX-INDEMNIFICATION
                           --------------------------

         The corporation shall indemnify an officer or director or any former officer or director to the fullest extent permitted by law.

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                               ARTICLE X-AMENDMENT
                               -------------------

         The corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation or any Amendments thereto, and any right conferred upon the Shareholders is subject to this reservation.

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 3rd day of July, 1996.


                                                  /s/ Alan Rubin
                                                  --------------------------
                                                  ALAN RUBIN, Incorporator

SWORN TO AND SUBSCRIBED before me this ____ day July, 1996.

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NOTARY PUBLIC

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PRINTED NAME

Did/did not take an oath.
Personally known/I.D. presented: ____________________________

                           CERTIFICATE OF DESIGNATION
                       REGISTERED AGENT/REGISTERED OFFICE
                       ----------------------------------

         Pursuant to the provisions of Section 607.0501, Florida Statutes, the undersigned corporation organized under the laws of the State of Florida, submits the following statement in designating the Registered Agent/Registered Office for service of process within this State.


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

         Registered Agent: MICHAEL J. BROOKS, ESQ.

         Address: 626 N.E. 124th Street, County of Dade, State of Florida.

                                 ACKNOWLEDGMENT:

         Having been named to accept service of process for the above corporation at the place designated in this Certificate, I hereby accept to act in this capacity and agree to comply with the provisions of said Statutes relative to keeping open said office.

                                          -----------------------------------
                                          MICHAEL J. BROOKS, Registered Agent



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